Exhibit 1.1

ORAGENICS, INC.

__________Shares1

Common Stock

($0.001 par value)

Underwriting Agreement

_____________, 2010

ThinkEquity LLC

As Representative of the Several Underwriters

600 Montgomery Street

3 rd Floor

San Francisco, California 94111

Ladies and Gentlemen:

Introductory. Oragenics, Inc., a Florida corporation (the “Company”), proposes to issue and sell (the “Offering”) to the several underwriters named in Schedule I (the “Underwriters”), for whom ThinkEquity LLC is acting as representative (the “Representative”), an aggregate of _________ shares (the “Underwritten Securities”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The Company also proposes to issue and sell at the Underwriters’ option, solely to cover over-allotments, an aggregate of up to _________ additional shares of Common Stock (the “Option Securities”, and together with the Underwritten Securities, the “Securities”) as set forth below.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-1 (No. 333-169031), including a related prospectus or prospectuses, covering the registration of the Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including the financial statements, exhibits and schedules thereto, all 430A Information, and any amendments thereto. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. Any registration statement filed by the Company pursuant to Rule 462(b) under the Act is called the “Rule 462(b) Registration Statement,” and, from and after the date and time of

[1]	Plus an option to purchase from the Company up to ________ shares to cover over-allotments.

filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include any Rule 462(b) Registration Statement. The Commission has not issued an order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Final Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission.

For purposes of this Agreement:

“430A Information” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“Act” means the United States Securities Act of 1933, as amended.

“Applicable Time” means _:__ [am][pm] (New York City time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 2 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Securities means the time of execution of this Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule II to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Option Closing Date” has the meaning defined in Section 2 hereof.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the United States Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in

Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means any prospectus included in a Registration Statement immediately prior to that time, including any 430A Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At the Effective Time relating to the Securities and (B) on the Closing Date and the Option Closing Date, as the case may be, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and it did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) (A) on the date of the Final Prospectus and (B) on the Closing Date and the Option Closing Date, as the case may be, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Representative on behalf of the Underwriters specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

(c) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405. The Company is eligible to use Form S-1 for the Offering.

(d) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus dated _______, 2010 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule III to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory

Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Representative on behalf of the Underwriters specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

(e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date did not include any information that conflicted with the information then contained in the Registration Statement. If, at any time following issuance of an Issuer Free Writing Prospectus through the completion of the offer and sale of the Securities, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriters and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Final Prospectus and other materials, if any, permitted under the Act and consistent with Section 5(a) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(f) Good Standing of the Company. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is not currently required to qualify as a foreign corporation in any other jurisdiction.

(g) Subsidiaries. The Company has no subsidiaries, and the Company does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, trust, joint venture, limited liability company, association or other business entity.

(h) Securities. The Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Securities have been delivered and paid for in accordance with this Agreement on the Closing Date and the Option Closing Date, as the case may be, the Securities will have been, validly issued, fully paid and nonassessable, will conform to the information (including the description of the Securities) contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; and no preemptive rights of shareholders exist with respect to the Securities or the issue or sale thereof; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

(i) No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this Offering.

(j) Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include securities held by such person in this Offering.

(k) Listing. The Company has filed a registration statement on Form 8-A with respect to its Common Stock under Section 12(b) of the Exchange Act and such registration statement has been declared effective by the Commission. The Company has filed listing applications with respect to its Common Stock with The NASDAQ Capital Market, such listing applications have been accepted by, and the Securities have been approved for listing on, The NASDAQ Capital Market, subject to official notices of issuance. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission or The NASDAQ Capital Market is contemplating terminating such registration or listing.

(l) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the Offering, except such as have been obtained, or made and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the Offering.

(m) Title to Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has good and marketable title to all properties and assets reflected in the financial statements described herein or described in the Registration Statement, the General Disclosure Package and the Final Prospectus, in each case free from liens, mortgages, pledges, charges, encumbrances and defects of any kind, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, and the Company holds any leased real or personal property under valid and enforceable leases with no terms or provisions that would interfere with the aggregate use made or to be made thereof by it.

(n) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Amended and Restated Articles of Incorporation, as amended, or Amended and Restated Bylaws, as amended, of the Company, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or (iii) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, except in the cases of clauses (ii) and (iii), any breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, prospects or properties of the Company taken as a whole (a “Material Adverse Effect”); a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(o) Absence of Existing Defaults and Conflicts. The Company is not in violation of its Amended and Restated Articles of Incorporation, as amended, or Amended and Restated Bylaws, as amended, or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(p) Authorization of Agreements. The execution, delivery of and the performance by the Company of its obligations under this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

(q) Possession of Licenses and Permits. The Company possesses all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to the conduct of the business in all material respects as now conducted by it and is not in violation of, and has not received any notice of, proceedings relating to the revocation or modification of, any Licenses except where such violation would not or such proceedings if determined adversely to the Company would not, in each case, individually or in the aggregate, have a Material Adverse Effect.

(r) Absence of Labor Dispute. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(s) ERISA Laws. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(t) Possession of Intellectual Property. The Company holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business; the Company owns or possesses the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on its business in all material respects; the Company has not infringed nor received notice of conflict with any Intellectual Property of any other person or entity. The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus and are not described in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus and are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

(u) Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and in each case as would not individually or in the aggregate have a Material Adverse Effect, (a)(i) the Company is not in violation of, and does not have any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) the Company does not own, occupy, operate or use any real property contaminated with Hazardous Substances, (iii) the Company is not conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) the Company is not liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) the Company is not subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company has received and is in compliance with all, and has no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct its business; and (b) there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law. For purposes of this Section 1(u)1(u) “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B)

any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(v) Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Description of Capital Stock” and “Legal Proceedings,” insofar as such statements summarize agreements, documents or proceedings discussed therein, are fair summaries of such agreements, documents or proceedings.

(w) Offering Material. The Company has not distributed, and will not distribute prior to the Closing Date and the Option Closing Date, as the case may be, any offering material in connection with the Offering other than any preliminary prospectus, any Issuer Free Writing Prospectus, the Final Prospectus and the Registration Statement.

(x) Absence of Manipulation. Neither the Company, nor any of the Company’s affiliates, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(y) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and the Company’s Board of Directors (the “Board”) are in compliance in all material respects with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains internal controls over financial reporting and disclosure controls and procedures, each as defined in Rule 13a-15 under the Exchange Act and a system of internal controls over accounting matters (collectively, “Internal Controls”) that are designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles of the United States (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not identified (i) any material weakness in the Company’s internal control over financial reporting (whether or not remediated) or (ii) any change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not determined that its disclosure controls and procedures are ineffective to perform the functions for which they were established.

(z) Statistical Data. The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(aa) Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no pending or, to the knowledge of the Company,

threatened actions, suits, claims or proceedings (including any inquiries or investigations by any court or governmental agency or body) against or affecting the Company or any of its properties that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

(bb) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis. The summary and selected consolidated financial and statistical data included in the Registration Statement, the General Disclosure Package and the Final Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package and the Final Prospectus that are not included as required.

(cc) Independent Auditor. Kirkland, Russ, Murphy and Tapp, P.A., who has certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Final Prospectus, is, to the Company’s knowledge, an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(dd) No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there has been no material adverse change in the condition (financial or otherwise), results of operations, business, prospects or properties of the Company, taken as a whole, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company; and there has not been any transaction entered into or any transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Final Prospectus, as each may be amended or supplemented. The Company has no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(ee) Investment Company Act. The Company is not or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ff) FCPA; Anti-Money Laundering. Each of the Company and its officers, directors, agents, or employees has not violated and its participation in the Offering will not violate any of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(gg) Tax Returns. The Company has filed all U.S. federal, state, local and non-U.S. tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and the Company has paid all taxes (including any assessments, fines or penalties) required to be paid by it.

(hh) Insurance. The Company is insured by insurers against such losses and risks and in such amounts as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses; all policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; and the Company is in compliance with the terms of such policies and instruments in all material respects.

(ii) Regulatory Matters. Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company: (A) is and at all times has been in full compliance with all statutes, rules, regulations, or guidances applicable to Company and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other federal, state or foreign governmental authority having authority over the Company (“Governmental Authority”) alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such Governmental Authority is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(jj) Related Person Transactions. There are no relationships or related-person transactions involving the Company or any other person required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus which have not been described as required.

(kk) Dealings with Cuba. Neither the Company nor any of its controlled affiliates does business with the government of Cuba or with any person located in Cuba within the meaning of Section 517.075, Florida Statutes.

(ll) FINRA Affiliations. To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater shareholders, except as set forth in the Registration Statement.

2. Purchase, Sale and Delivery of the Securities.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the several Underwriters and each of the several Underwriters, severally and not jointly, agrees to purchase, at a price of $_____ per share, the Underwritten Securities.

(b) Payment for the Underwritten Securities to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representative on behalf of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 am (New York City time), on the [third][fourth] business day after the date of this Agreement or at such other time and date not later than five business days thereafter as the Representative and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the New York Stock Exchange and The NASDAQ Capital Market are open for trading and on which banks in New York are open for business and are not permitted by law or Executive order to be closed.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase the Option Securities at the price per share as set forth in paragraph (a) of this Section 2. The option granted hereby may be exercised at any time and from time to time, in whole or in part, within 45 days after the date of this Agreement, upon written notice by the Representative to the Company setting forth the number of Option Securities as to which the

Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Securities are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (each such time and date being herein referred to as an “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Option Securities granted hereunder may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. The Representative may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Securities shall be made on the Option Closing Date in Federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as the number of Underwritten Securities to be purchased by such Underwriter is of the total number of Underwritten Securities to be purchased by the several Underwriters, as adjusted by the Representative in such manner as the Representative deems advisable to avoid fractional shares.

3. Offering by the Underwriters. It is understood that the Underwriters are to make a public offering of the Underwritten Securities as soon as the Representative deems it advisable to do so. The Underwritten Securities are to be initially offered to the public at the initial public offering price set forth in the Final Prospectus. The Underwriters may from time to time thereafter change the public offering price and other selling terms.

4. Certain Agreements of the Company. The Company agrees with the Underwriters that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b) not later than the second business day following the earlier of the date it is first used and the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433 with respect to a prospectus relating to the Securities.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Underwriters of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Underwriters a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Underwriters promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the Rule 462(b) Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriters or any dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriters of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and any dealers upon request of the Underwriters, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriters’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e) Furnishing of Prospectuses. The Company will furnish to the Underwriters copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction or take any action that would subject it to taxation in any such jurisdiction where it is not then so subject.

(g) Reporting Requirements. During the period of three years hereafter, the Company will furnish to the Underwriters as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Underwriters (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Underwriters may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Interactive Data Electronic Applications system, it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to (i) any filing fees and other expenses (other than fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Securities for sale under the state securities or blue sky laws as the Underwriters designate and the preparation and printing of memoranda relating thereto, (ii) Company costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, (iii) fees and expenses incident to listing the Securities on The NASDAQ Capital Market, (iv) fees and expenses in connection with the registration of the Securities under the Exchange Act, (v) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters, (vi) any filing fees and other expenses (other than fees and disbursements of counsel to the Underwriters) incurred in connection with any required review by FINRA of the terms of the sale of the Securities; and (vii) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. The Underwriters shall be responsible for their own expenses incurred in connection with the Offering including but not limited to travel costs and the fees and expenses of their counsel and upon completion of the Offering the Company will pay the Underwriters for non-accountable expenses incurred by them in connection with this Offering, on the Closing Date, an amount equal to 1.0% of the gross proceeds received by the Company from the sale of the Underwritten Securities (the “Non-Accountable Expense Amount”). In the event this Agreement is terminated prior to completion of the Offering, the Company will reimburse the Underwriters for their accountable out-of-pocket expenses actually incurred including fees and disbursements of their counsel actually incurred in connection with the Offering in an amount not to exceed $50,000.

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this Offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Final Prospectus.

(j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(k) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Common Stock, or any securities convertible into or exchangeable or exercisable for any of its Common Stock (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative, except award grants, including the grant of employee stock options, restricted stock, restricted stock units, and stock appreciation rights, pursuant to the terms of a plan in effect on the date hereof and disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, or issuances of Lock-Up Securities pursuant to the exercise of such options. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up

Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension, provided further, that if at the time of any such release or announcement, the Company qualifies as a company with “actively traded securities” as defined in Rule 101(c)(1) of Regulation M under the Exchange Act, clauses (1) and (2) shall not apply. The Company will provide the Underwriters with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(l) Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b) under the Act, to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and, at the time of filing, either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

(m) Investment Company Act. The Company shall not invest or otherwise use the proceeds received by the Company from the Offering in such a manner as would require the Company to register as an investment company under the Investment Company Act.

5. Free Writing Prospectuses.

(a) The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each of the Underwriters represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) The Company will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Representative, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the offering of the Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by the Underwriters of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this Section 5(b) or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clauses (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters hereunder will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date and the Option Closing Date, as the case may be), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Auditors’ Comfort Letter. The Underwriters shall have received letters, dated, respectively, the date hereof and the Closing Date and the Option Closing Date, as the case may be, of Kirkland, Russ, Murphy and Tapp, P.A. confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws in form and substance satisfactory to the Representative (except that, in any letter dated the Closing Date and the Option Closing Date, as the case may be, the specified date of such letter shall be a date no more than three days prior to the Closing Date and the Option Closing Date, as the case may be).

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be threatened by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change in the condition (financial or otherwise), results of operations, business, prospects or properties of the Company taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the sale of, and payment by the Underwriters for, the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or The NASDAQ Capital Market, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

(d) Opinion of Counsel for Company. The Underwriters shall have received an opinion, dated the Closing Date and the Option Closing Date, as the case may be, of Shumaker, Loop & Kendrick, LLP, counsel for the Company, addressed to the Underwriters and in substantially the form attached as Exhibit C hereto.

(e) Opinion of Counsel for the Underwriters. The Underwriters shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and the Option Closing Date, as the case may be, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. The Underwriters shall have received a certificate, dated the Closing Date and the Option Closing Date, as the case may be, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects, except those already qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects, and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and the Option Closing Date, as the case may be; (ii) no stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are threatened by the Commission; and (iii) subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the condition (financial or otherwise), results of operations, business, prospects or properties of the Company except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus or as described in such certificate.

(g) Lock-up Agreements. As of the date of this Agreement, the Underwriters shall have received lock-up agreements in substantially the form attached hereto as Exhibit A from each of the persons listed on Exhibit B hereto.

(h) Listing. The Securities shall have been approved for listing on The NASDAQ Capital Market, subject only to official notice of issuance.

(i) Secretary’s Certificate. The Underwriters shall have received a certificate, dated the Closing Date and the Option Closing Date, as the case may be, of the secretary of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

(j) FINRA Compliance. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder.

7. Indemnification and Contribution.

(a) Indemnification of Underwriters. The Company will indemnify and hold harmless each of the Underwriters, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls each such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Representative on behalf of the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 7(b) below.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representative on behalf of the Underwriters specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Representative on behalf of the Underwriters is the [tenth through thirteenth] paragraphs under “Underwriting” in the Final Prospectus.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a) or 7(b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 7(a) or 7(b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 7(a) or 7(b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or 7(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), the Underwriters shall not be required to contribute in excess of the amount by which the total compensation received by the Underwriters exceeds the amount of any damages which such Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d). The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on either the Closing Date or any Option Closing Date and the aggregate number of shares of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Option Securities after the Closing Date, this Agreement will not terminate as to the Underwritten Securities or any Option Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the sale of the Securities to the Underwriters is not consummated because the conditions in Section 6 hereof are not satisfied, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Underwriters, the

Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) actually incurred by them in connection with the offering of the Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 7 hereof shall remain in effect. In addition, if any Securities have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 4 shall also remain in effect.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed or delivered and confirmed to the Representative at 600 Montgomery Street, 3rd Floor, San Francisco, California 94111, Attention: General Counsel, or, if sent to the Company, will be mailed or delivered and confirmed to it at Oragenics, Inc., 3000 Bayport Drive, Suite 685, Tampa, Florida 33607, Attention: Chief Financial Officer.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Securities set forth in this Agreement and the Final Prospectus was established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours, ORAGENICS, INC.

By:
Name: Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

THINKEQUITY LLC

Acting on behalf of itself and as the Representative

of the Several Underwriters named in Schedule I hereof

By:
Name: Title:

SCHEDULE I

Underwriters

Underwriters	Number of Underwritten Securities to be Purchased

ThinkEquity LLC

Caris & Company, Inc.

TOTAL:

SCHEDULE II

General Use Issuer Free Writing Prospectuses

[None.]

SCHEDULE III

Pricing Information

Number of shares offered: __________

Purchase price to the public: $____ per share

Underwriting discounts and commissions: ___%

Net proceeds to the Company (excluding estimated offering expenses): $________

EXHIBIT A

Form of Lock-Up Agreement

______, 2010

ThinkEquity LLC

As Representative of the Several Underwriters

600 Montgomery Street

3 rd Floor

San Francisco, California 94111

Ladies and Gentlemen:

As an inducement to ThinkEquity LLC to execute the Underwriting Agreement as representative of the several underwriters named therein, pursuant to which ThinkEquity LLC and the other underwriters will purchase shares of common stock, $0.001 par value per share (the “Common Stock”) of Oragenics, Inc., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for any Common Stock (collectively, the “Company Securities”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of ThinkEquity LLC. In addition, the undersigned agrees that, without the prior written consent of ThinkEquity LLC, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for the Common Stock. Capitalized terms used herein not otherwise defined will have the meanings ascribed to them in the Underwriting Agreement.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless ThinkEquity LLC waives, in writing, such extension, provided further, that if at the time of any such release or announcement, the Company qualifies as a company with “actively traded securities” as defined in Rule 101(c)(1) of Regulation M under the Exchange Act, clauses (1) and (2) shall not apply.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Nothing contained above shall prohibit the undersigned’s (A) exercise of any option or warrant outstanding on the date hereof to acquire Common Stock, exercise or settlement of any stock-settled stock appreciation rights, restricted stock or restricted stock units, or conversion of any convertible security into Common Stock, provided, that any Common Stock received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement, or (B) transfer of Common Stock to a family member or trust, provided, that any transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and such transfer shall not involve a disposition for value and, in the case of clauses (A) and (B), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). Any Common Stock acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before November 30, 2010.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

Name:

EXHIBIT B

Directors and Officers Executing Lock-Up Agreements

Christine L. Koski

David B. Hirsch

Dr. Jeffrey D. Hillman

Robert C. Koski

Dr. Frederick W. Telling

Charles L. Pope

Brian J. Bohunicky

Gerard “Gerry” V. David

Dr. Martin Handfield

Dr. Alan W. Dunton

EXHIBIT C

Form of Company Counsel Opinion

(i) The Company is a corporation validly existing under the laws of the State of Florida, with corporate power to own its properties and assets and to carry on its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus;

(ii) The Securities have been duly authorized by all necessary corporate action on the part of the Company, and upon payment for and delivery of the Securities in accordance with the Agreement and the book-entry of the Securities by the transfer agent for the Common Stock in the name of The Depositary Trust Company or its nominee, the Securities will be validly issued, fully paid and nonassessable;

(iii) The holders of capital stock of the Company are not entitled to any preemptive right to subscribe to any additional shares of the Company’s capital stock under the Company’s Amended and Restated Articles of Incorporation, as amended, or Amended and Restated Bylaws, as amended, or the Florida Business Corporation Act;

(iv) The authorized capital stock of the Company consists of [            ] shares of Common Stock, $0.001 par value per share, and [            ] shares of Preferred Stock, without par value;

(v) The Company is not, or after receipt of payment for the Securities and the application of the proceeds therefrom as described in the Final Prospectus will be, required to register as an “investment company” under the Investment Company Act of 1940, as amended;

(vi) No order, consent, permit or approval of any Florida, New York or Federal governmental authority that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Agreement, is required on the part of the Company for the execution and delivery of the Agreement or for the issuance and sale of the Securities, except such as have been obtained under the Securities Act or the rules and regulations thereunder and such as may be required under state securities or Blue Sky laws or the bylaws and rules of FINRA;

(vii) The execution and delivery by the Company of the Agreement does not, and the Company’s performance of its obligations under the Agreement will not, violate current Florida or New York law or any federal statute, rule or regulation that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Agreement except that they express no opinion regarding any federal securities laws or Blue Sky or state securities laws except as otherwise expressly stated therein;

(viii) The execution and delivery by the Company of the Agreement does not, and the Company’s performance of its obligations under the Agreement (other than performance under the indemnification section of the Agreement, as to which no opinion need be rendered) will not, (i) violate the Amended and Restated Articles of Incorporation, as amended, or the Amended and Restated Bylaws, as amended, (ii) violate, breach, or result in a default under, any existing obligation of or restriction on the Company under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under any other agreement (the “Other Agreements”) listed as an exhibit to the Registration Statement or (iii) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any Florida or Federal court or governmental authority binding on the Company of which such counsel is aware;

(ix) The Registration Statement has been declared effective under the Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement has been issued or threatened by the Commission;

(x) The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock” insofar as they summarize provisions of the Amended and Restated Articles of Incorporation, as amended, the Amended and Restated Bylaws, as amended, and the Florida Business Corporation Act fairly present the information required by Form S-1;

(xi) The Securities have been duly authorized for listing on the NASDAQ Capital Market, subject to notice of issuance;

(xii) The execution, delivery and performance of the Agreement has been duly authorized by all necessary corporate action on the part of the Company and the Agreement has been duly executed and delivered by the Company; and

(xiii) The Registration Statement, on the date it was filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-1 under the Act and the related rules and regulations in effect at the date of filing, except that such counsel need not express any opinion concerning the financial statements and other financial information contained therein.

As counsel to the Company, such counsel has reviewed the Registration Statement, the General Disclosure Package, the Final Prospectus and participated in discussions with the Underwriters, including its counsel, and representatives of the Company and its independent public accountants at which the contents of the Registration Statement, the General Disclosure Package, and the Final Prospectus and related matters were discussed. On the basis of the information we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that (i) the Registration Statement, including the information deemed to be part of the Registration Statement as of the Effective Time pursuant to Rule 430A promulgated under the Act, as of such time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package considered as a whole at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Final Prospectus, as of its date and as of the date of the opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements, financial schedules, statistical data or other financial information derived therefrom, or internal controls disclosures included in the Registration Statement, the General Disclosure Package and the Final Prospectus).